UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported): May 13, 2008 (May 13, 2008)

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

033-18888	23-2530374
(Commission file number)	(IRS employer ID)

77 East King Street, Shippensburg, Pennsylvania	17257
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code – (717) 532-6114

NONE

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ORRSTOWN FINANCIAL SERVICES, INC.

Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Change in Control Agreements

On May 13, 2008, Orrstown Financial Services, Inc. (the “Company”), and Orrstown Bank (the “Bank”), a wholly-owned subsidiary of the Company entered into Change in Control Agreements with five key executive officers: Kenneth R. Shoemaker, President and Chief Executive Officer of the Company and the Bank; Philip E. Fague, Executive Vice President and Treasurer of the Company, Executive Vice President and Chief Retail Officer of the Bank; Jeffrey W. Embly, Executive Vice President of the Company, Executive Vice President and Chief Commercial Officer of the Bank; Bradley S. Everly, Senior Vice President, Chief Financial Officer and Assistant Secretary of the Company, Senior Vice President and Chief Financial Officer of the Bank; and, Peter C. Zimmerman, Executive Vice President of the Company, Executive Vice President and Senior Operations Officer of the Bank.

The terms and conditions of the Change in Control Agreements are the same for each executive, except for the respective amounts of the cash compensation and the terms for which the Company and the Bank will continue to provide the executives with health and welfare benefits. The Change in Control Agreements provide that the Company and the Bank are to pay to the executives the specified amounts of cash compensation and provide the specified health and welfare benefits in the event that an executive’s employment is terminated by the Company or Bank without good cause or by the executive for good reason within two (2) years after the occurrence of a change in control.

The Change in Control Agreement defines “change in control” as: (a) a merger, consolidation or division of the Company or the Bank, the sale of substantially all of the assets of the Company or the Bank, or the purchase by the Company or Bank of substantially all of the assets of another entity unless (i) the transaction is approved in advance by 80% of the disinterested directors of the Company, and (ii) a majority of the Board of Directors of the resulting entity after the transaction are former members of the Board of Directors of the Company; (b) any person becomes the beneficial owner of 20% or more of the Company’s common stock; (c) during any consecutive two (2) year period more than 50% of the Board of Directors of the Company at the beginning of the period cease to be directors unless the election of each new director was approved in advance by two thirds of the directors at the beginning of the period; or (d) any other change in control of the Company or the Bank similar in effect as determined by the Board of Directors.

The Company and the Bank will have “good cause” to terminate an executive’s employment if the executive (a) commits gross malfeasance in office constituting dishonesty or commits a crime involving fraud, misappropriation, embezzlement or dishonesty; or (b) willfully breaches a fiduciary duty owed to the Company or the Bank.

The executive will have “good reason” to terminate his employment if the Company or the Bank (a) reduces the executive’s responsibilities or authority; (b) assigns to the executive duties inconsistent with his office; (c) reassigns the executive, without his consent, to a principal place of employment which is more than fifty (50) miles from the executive’s principal place of employment immediately preceding the termination of employment; (d) reduces the executive’s annual base salary; (e) fails to provide the executive with health and welfare benefits as favorable as those enjoyed by the executive prior to the termination of employment; or (f) requires executive to travel in the performance of his duties for a significantly greater period of time than was required of executive during the year preceding the change in control.

The Change in Control Agreements provide that upon a termination pursuant to a change in control, the Company and Bank are obligated to pay to the executive cash compensation in an amount equal to a specified multiple of (1) annual base salary, plus (2) cash bonus and other annual incentive cash compensation for the calendar year immediately before the calendar year in which the termination of employment occurs. For Mr. Shoemaker the multiple is 2.99 times; for Messrs. Fague and Embly the multiple is 2 times; and, for Messrs. Everly and Zimmerman the multiple is 1.5 times. If a termination pursuant to a change in control would occur in 2008, the amounts of the cash compensation that would be payable pursuant to the Change in Control Agreements would be: $940,986 to Mr. Shoemaker; $365,692 to Mr. Fague; $339,712 to Mr. Embly; $238,296 to Mr. Everly; and, $190,500 to Mr. Zimmerman. Payment of this cash compensation is to be made in a single lump sum within twenty (20) days after the termination of employment.

The Change in Control Agreements further provide that upon a termination pursuant to a change in control, the Company and the Bank are obligated to provide to the executive for a specified term the life, disability, medical/health insurance and other health and welfare benefits in effect with respect to the executive immediately prior to the termination pursuant to the change in control. For Mr. Shoemaker the term is three years; for Messrs. Fague and Embly the term is two years; and, for Messrs. Everly and Zimmerman the term is one and one-half years. The executive, however, will continue to be responsible for the costs of such benefits to the same extent as other similarly situated active employees of the Bank and the executive’s spouse and/or eligible defendants will continue to be covered on the same terms that they were covered prior to the termination of employment.

The Change in Control Agreements also provide that in the event the total payments and benefits to be made and provided thereunder, together with any other payments and benefits which the executive has the right to receive from the Company and the Bank upon a termination pursuant to a change in control, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the executive will be entitled to an additional “excise tax adjustment payment” in an amount such that, after the payment of all federal and state income and excise taxes, the executive will be in the same after-tax position as if no excise tax had been imposed.

The Change in Control Agreement entered into among the Company, the Bank and Mr. Shoemaker supersedes and replaces in its entirety the January 23, 1997 Change in Control Agreement among the Company, the Bank and Mr. Shoemaker.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Form of Change in Control Agreement

ORRSTOWN FINANCIAL SERVICES, INC.

Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Orrstown Financial Services, Inc.

Date: May 13, 2008	/s/ Kenneth R. Shoemaker
Kenneth R. Shoemaker, President and Chief Executive Officer

ORRSTOWN FINANCIAL SERVICES, INC.

Form 8-K

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Change in Control Agreement